UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2018

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and telephone number, including area code	State or other jurisdiction of incorporation	I.R.S. Employer Identification No.
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 30, 2018, Mr. John E. Lowe informed Washington Gas Light Company (the “Company”) that he intends to step down from his position as a member of the Board of Directors of the Company no later than January of 2019. Mr. Lowe’s decision to step down is not a result of any disagreement with the Company.
As previously reported, on November 30, 2018, Leslie T. Thornton resigned from her position as Senior Vice President and Merger Transition Counsel of the Company. On December 5, 2018, the Company and Ms. Thornton entered into a Separation Agreement and General Release, which provides that Ms. Thornton’s resignation constitutes a “Good Reason Resignation” under the WGL Holdings, Inc. and Washington Gas Light Company Change in Control Severance Plan for Certain Executives (as amended, the “CIC Severance Plan”). In connection with her Good Reason Resignation, Ms. Thornton will receive, under the CIC Severance Plan, the following, provided she does not exercise her revocation right under the Separation Agreement and General Release as provided therein: (i) a cash severance payment of $1,892,550 (to be downwardly adjusted to remain under the IRS Code 280G golden parachute limit in accordance with her agreement and the Company’s CIC Severance Plan), which amount equals the sum of (A) three (3) times the sum of her base salary and target short-term incentive; (ii) continued medical and dental coverage under the Company’s plan(s) for the 18-month period following her resignation date (at the Company’s cost) and a medical and dental benefit continuation payment to cover the cost of such coverage for the next 18-month period, together with additional cash payments to compensate Ms. Thornton for any income taxes payable in connection with such medical and dental benefits; and (iii) reimbursement for up to $25,000 in outplacement services. Additionally, pursuant to the terms set forth in the Company Disclosure Schedules to the Agreement and Plan of Merger, dated as of January 25, 2017 between WGL Holdings, Inc. and AltaGas Ltd. (the “Merger Agreement”), the vesting of Ms. Thornton’s Post-Signing Company Equity Awards (as defined in the Merger Agreement) was accelerated upon her resignation.
The foregoing description of the Separation Agreement and General Release entered into by Ms. Thornton is a summary, does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreements, copies of which will be included as exhibits to the Company’s next periodic filing with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Washington Gas Light Company
(Registrant)
Date: December 7, 2018	/s/ Adrian P. Chapman
Adrian P. Chapman
President and Chief Executive Officer